Wiley Reports First Quarter Fiscal 2021 Results
September 3, 2020 - Hoboken, NJ – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, today announced results for the first quarter ended July 31, 2020.

SUMMARY
•	GAAP Results: Revenue of $431 million (+2%) and EPS of $0.29 (+$0.23)
•	Adjusted Results (at constant currency): Revenue +2% to $431 million, EBITDA +42% to $82 million, and EPS +124% to $0.42
•	Research Publishing & Platforms (at constant currency): Revenue +6% and Adjusted EBITDA +19%
•	Shareholder Return: Wiley among select group with 27 consecutive years of annual dividend increases

MANAGEMENT COMMENTARY
“Wiley’s core strategies in open research and online education are paying off with unprecedented gains in Research article output and content consumption, strong online enrollment growth, and record new adoption of digital courseware,” said Brian Napack, President and CEO.  “The Wiley team is executing well through the pandemic as we continue to take advantage of market-driven growth trends in Research and Education, while driving further efficiency gains across our business.”

FIRST QUARTER PERFORMANCE

GAAP Measures Unaudited ($millions except for EPS)	Q1 2021	Q1 2020	Change
Revenue	$431.3	$423.5	2%
Diluted EPS	$0.29	$0.06	$0.23
Non-GAAP Measures	Q1 2021	Q1 2020	Change Constant Currency
Revenue	$431.3	$423.5	2%
Adjusted EBITDA	$81.8	$57.5	42%
Adjusted EPS	$0.42	$0.21	124%

Excluding acquisitions and currency impact, revenue declined 1% for the quarter.  Wiley recorded an unfavorable FX variance of $2.4 million in revenue, $0.05 in Adjusted EPS, and favorable FX variance of $0.1 million in Adjusted EBITDA.

Revenue
•
Research Publishing & Platforms rose 5% as reported and 6% at constant currency with growth in open access and content platforms driving results.Note, approximately $4 million, or 2% of first quarter Research Publishing revenue, reflected carryover due to COVID-related delays from the prior quarter.

•
Academic & Professional Learning declined 12% as reported and at constant currency mainly due to continued market pressures on print books and adverse COVID-19 impacts on Professional Learning, particularly in-person corporate training.  In Education Publishing, digital content and courseware growth accelerated while print textbooks continued to decline sharply.

•
Education Services increased 29% as reported and at constant currency, driven by the three-month inorganic contribution from mthree (+$12 million) and organic growth of 4% in Online Program Management (OPM) services.

Adjusted EBITDA
•	Research Publishing & Platforms grew 19% at constant currency, reflecting revenue growth and lower discretionary spending.
•	Academic & Professional Learning declined 23% at constant currency, reflecting revenue performance, partly offset by lower discretionary spending.
•
Education Services grew from $0.4 million to $8 million due to revenue growth and business optimization savings, notably improvement in student acquisition costs.  Adjusted EBITDA margin for the quarter was 13%.

•	Corporate Expenses declined 19% to $34 million mainly due to lower employee-related costs and professional fees.

EPS
•
GAAP EPS of $0.29 compared to $0.06 in prior year period primarily reflected growth in Operating Income.  Restructuring charges of $0.03 were lower by $0.11 from prior year but offset by a deferred tax charge of $0.12 in the current period related to a UK statutory rate increase.

•	Adjusted EPS (+124%) primarily reflected Adjusted Operating Income growth.

Balance Sheet and Liquidity
•	Net debt-to-EBITDA ratio (trailing twelve months) at quarter-end was 2.0 as compared to 1.7 at the end of the year-ago period.
•	Available liquidity was approximately $750 million at quarter-end, including $101 million of cash on hand and $650 million of undrawn debt facilities.

Cash Flow and Return to Shareholders
•
Net Cash Used in Operating Activities was $121 million compared to $94 million in the prior year period, primarily driven by the timing of working capital.  Note, Wiley’s consistent use of cash in the first half of the fiscal year is driven by the timing of collections for annual journal subscriptions, which is concentrated in the third and fourth fiscal quarters.

•
Free Cash Flow less Product Development Spending was a use of $145 million compared to a use of $125 million in the prior year.  As a reminder, Wiley generated $173 million of Free Cash Flow in fiscal year 2020.

•	Quarterly dividend was raised for the 27th consecutive year, declared on June 25, to $0.3425 per share on its Class A and Class B common stock.

FISCAL YEAR 2021 OUTLOOK
Wiley cannot confidently project the forward-looking impact of the pandemic on its operating results and is therefore not providing a financial outlook for fiscal year 2021 at this time.

EARNINGS CONFERENCE CALL
Scheduled for today, September 3 at 10:00 a.m. (ET).  Access the webcast on Wiley.com, at  https://www.wiley.com/en-us/investors or directly at https://edge.media-server.com/mmc/p/wimivu3k.  U.S. callers, please dial (844) 231-0103 and enter the participant code 8168499#.  International callers, please dial (216) 562-0402 and enter the participant code 8168499#.

ABOUT WILEY
Wiley drives the world forward with research and education.  Through publishing, platforms and services, we help researchers, professionals, students, universities, and corporations to achieve their goals in an ever-changing world.  And for more than 200 years, we have delivered consistent performance to all our stakeholders. The Company's website can be accessed at www.wiley.com.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Revenue,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” “organic revenue,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of acquisitions provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2021 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:
Brian Campbell
201.748.6874
brian.campbell@wiley.com

Media Contact:
Katie Roberts
602.373.7233
karoberts@wiley.com

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	July 31,
	2020	2019
Revenue, net	$431,326	$423,530
Costs and expenses:
Cost of sales	144,809	143,096
Operating and administrative expenses	237,369	250,170
Restructuring and related charges	2,218	10,735
Amortization of intangibles	16,891	14,970
Total Costs and Expenses	401,287	418,971

Operating Income	30,039	4,559
As a % of revenue	7.0%	1.1%

Interest expense	(4,614)	(6,077)
Foreign exchange transaction (losses) gains	(82)	2,652
Interest and other income	4,391	2,833
Income Before Taxes	29,734	3,967

Provision for income taxes	13,400	343
Effective tax rate	45.1%	8.6%
Net Income	$16,334	$3,624
As a % of revenue	3.8%	0.9%

Weighed Average Number of Common Shares Outstanding
Basic	55,912	56,536
Diluted	56,193	56,905

Earnings Per Share
Basic	$0.29	$0.06
Diluted	$0.29	$0.06

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended
	July 31,
	2020	2019
GAAP Earnings Per Share - Diluted	$0.29	$0.06
Adjustments:
Restructuring and related charges (A)	0.03	0.14
Foreign exchange (gains) losses on intercompany transactions (A)	(0.02)	0.01
Impact of increase in U.K. statutory rate on deferred tax balances in fiscal year 2021 (B)	0.12	-
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.42	$0.21

Notes:
(A) The table below shows the net of tax impact of our adjustments to GAAP Earnings Per Share noted above.
	Three Months Ended
	July 31,
(amounts in millions)	2020	2019
Net of tax, charges related to the Business Optimization Program	$1.5	$8.1
Net of tax, credits related to the Restructuring and Reinvestment Program	$(0.0)	$(0.1)
Net of tax, foreign exchange transaction (gains) losses	$(1.0)	$0.3
(B)      During the first quarter of fiscal 2021, the U.K. officially enacted legislation that increased its statutory rate from 17% to 19%. This resulted in a $6.7 million non-cash deferred tax expense from the re-measurement of the Company’s applicable U.K. net deferred tax liabilities.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP NET INCOME to NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	July 31,
	2020	2019
Net Income	$16,334	$3,624
Interest expense	4,614	6,077
Provision for income taxes	13,400	343
Depreciation and amortization	49,507	42,219
Non-GAAP EBITDA	83,855	52,263
Restructuring and related charges	2,218	10,735
Foreign exchange transaction losses (gains)	82	(2,652)
Interest and other income	(4,391)	(2,833)
Non-GAAP Adjusted EBITDA	$81,764	$57,513
Adjusted EBITDA Margin	19.0%	13.6%

Notes:
(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended July 31,		Favorable (Unfavorable)
	2020	2019	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$230,464	$219,927	5%	5%
Research Platforms	10,346	9,448	10%	10%
Total Revenue, net	$240,810	$229,375	5%	6%

Contribution to Profit	$69,818	$55,646	25%	26%
Adjustments:
Restructuring (credits) charges	(197)	2,620
Non-GAAP Adjusted Contribution to Profit	$69,621	$58,266	19%	20%
Depreciation and amortization	19,701	17,153
Non-GAAP Adjusted EBITDA	$89,322	$75,419	18%	19%
Adjusted EBITDA margin	37.1%	32.9%

Academic & Professional Learning:
Revenue, net
Education Publishing	$64,084	$65,523	-2%	-2%
Professional Learning	62,829	79,335	-21%	-20%
Total Revenue, net	126,913	144,858	-12%	-12%

Contribution to Profit	$(380)	$4,911	#	#
Adjustments:
Restructuring charges	33	2,805
Non-GAAP Adjusted Contribution to Profit	$(347)	$7,716	#	#
Depreciation and amortization	18,804	16,524
Non-GAAP Adjusted EBITDA	$18,457	$24,240	-24%	-23%
Adjusted EBITDA margin	14.5%	16.7%

Education Services:
Revenue, net
Education Services (2)	$50,262	$48,156	4%	4%
mthree (2)	13,341	1,141	#	#
Total Revenue, net	63,603	49,297	29%	29%

Contribution to Profit	$558	$(7,199)	#	#
Adjustments:
Restructuring charges	139	2,089
Non-GAAP Adjusted Contribution to Profit	$697	$(5,110)	#	#
Depreciation and amortization	7,279	5,498
Non-GAAP Adjusted EBITDA	$7,976	$388	#	#
Adjusted EBITDA margin	12.5%	0.8%

Corporate Expenses:	$(39,957)	$(48,799)	18%	17%
Adjustments:
Restructuring charges	2,243	3,221
Non-GAAP Adjusted Corporate Expenses	$(37,714)	$(45,578)	17%	16%
Depreciation and amortization	3,723	3,044
Non-GAAP Adjusted EBITDA	$(33,991)	$(42,534)	20%	19%

Consolidated Results:
Revenue, net	$431,326	$423,530	2%	2%

Operating Income	$30,039	$4,559	#	#
Adjustments:
Restructuring charges	2,218	10,735
Non-GAAP Adjusted Operating Income	$32,257	$15,294	#	#
Depreciation and amortization	49,507	42,219
Non-GAAP Adjusted EBITDA	$81,764	$57,513	42%	42%
Adjusted EBITDA margin	19.0%	13.6%

(1) The supplementary information included in this press release for the three months ended July 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In May 2020, we moved the IT bootcamp business acquired as part of The Learning House acquisition from Education Services to mthree. As a result, the prior period revenue related to the IT bootcamp business has been included in mthree. There were no changes to our total Education Services or our consolidated financial results. The inorganic revenue from mthree in the three months ended July 31, 2020 was $12.4 million.

# Not meaningful

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	July 31,	April 30,
	2020	2020
Assets:
Current Assets
Cash and cash equivalents	$101,385	$202,464
Accounts receivable, net	282,412	309,384
Inventories, net	45,051	43,614
Prepaid expenses and other current assets	59,155	59,465
Total Current Assets	488,003	614,927

Product Development Assets, net	52,088	53,643
Royalty Advances, net	28,682	36,710
Technology, Property and Equipment, net	295,457	298,005
Intangible Assets, net	829,231	807,405
Goodwill	1,133,610	1,116,790
Operating Lease Right-of-Use Assets	139,798	142,716
Other Non-Current Assets	102,077	98,598
Total Assets	$3,068,946	$3,168,794

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$52,556	$93,691
Accrued royalties	82,691	87,408
Short-term portion of long-term debt	10,938	9,375
Contract liabilities	408,954	520,214
Accrued employment costs	70,211	108,448
Accrued income taxes	181	13,728
Short-term portion of operating lease liabilities	20,647	21,810
Other accrued liabilities	69,958	72,595
Total Current Liabilities	716,136	927,269
Long-Term Debt	835,763	765,650
Accrued Pension Liability	183,284	187,969
Deferred Income Tax Liabilities	124,184	119,127
Operating Lease Liabilities	156,644	159,782
Other Long-Term Liabilities	79,190	75,373
Total Liabilities	2,095,201	2,235,170
Shareholders' Equity	973,745	933,624
Total Liabilities and Shareholders' Equity	$3,068,946	$3,168,794

(1) The supplementary information included in this press release for July 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended
	July 31,
	2020	2019
Operating Activities:
Net income	$16,334	$3,624
Amortization of intangibles	16,891	14,970
Amortization of product development assets	9,148	8,714
Depreciation and amortization of technology, property, and equipment	23,468	18,535
Other non-cash charges and credits	37,105	26,477
Net change in operating assets and liabilities	(223,729)	(166,488)
Net Cash Used In Operating Activities	(120,783)	(94,168)

Investing Activities:
Additions to technology, property, and equipment	(18,964)	(24,202)
Product development spending	(5,325)	(6,211)
Businesses acquired in purchase transactions, net of cash acquired	(136)	(73,209)
Acquisitions of publication rights and other	(3,855)	(2,270)
Net Cash Used in Investing Activities	(28,280)	(105,892)

Financing Activities:
Net debt borrowings	67,356	253,848
Cash dividends	(19,261)	(19,252)
Purchase of treasury shares	-	(10,000)
Other	(4,611)	(11,263)
Net Cash Provided By Financing Activities	43,484	213,333

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	4,500	(2,138)

Change in Cash, Cash Equivalents and Restricted Cash for Period	(101,079)	11,135

Cash, Cash Equivalents and Restricted Cash - Beginning	203,047	93,548
Cash, Cash Equivalents and Restricted Cash - Ending	$101,968	104,683

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Three Months Ended
	July 31,
	2020	2019
Net Cash Used In Operating Activities	$(120,783)	$(94,168)
Less: Additions to technology, property, and equipment	(18,964)	(24,202)
Less: Product development spending	(5,325)	(6,211)
Free Cash Flow less Product Development Spending	$(145,072)	$(124,581)

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the three months ended July 31, 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
• Adjusted Earnings Per Share "(Adjusted EPS)";
• Free Cash Flow less Product Development Spending;
• Adjusted Revenue;
• Adjusted Operating Income and margin;
• Adjusted Contribution to Profit and margin;
• EBITDA and Adjusted EBITDA and margin;
• Organic revenue; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under U.S. GAAP.

The Company presents these non-GAAP performance measures in addition to U.S. GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

•        Adjusted EPS, Adjusted Revenue, Adjusted Operating Income, Adjusted Contribution to Profit, Adjusted EBITDA and organic revenue provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends and fund share repurchases and acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that the Company's non-GAAP performance measures are regarded as useful to our investors as supplemental to our U.S. GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.